Exhibit 107.1
CALCULATION OF FILING FEE TABLES
Form S-8
(Form Type)

SentinelOne, Inc.
(Exact name of registrant as specified in this charter)

Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount To Be Registered(1)		Proposed Maximum Offering Price Per Share		Maximum Aggregate Offering Price		Fee Rate	Amount of Registration Fee
Equity	Class A common stock, $0.0001 par value	Rule 457(c) and (h)	16,278,955	(2)	$19.10	(3)	$310,928,041	(3)	0.00015310	$47,604
Equity	Class A common stock, $0.0001 par value	Rule 457(c) and (h)	3,255,791	(4)	$16.24	(5)	$52,874,046	(5)	0.00015310	$8,096
Total							$363,802,087			$55,700
Total Fee Offsets(6)										—
Net Fee Due										$55,700

(1)Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement on Form S-8 shall cover any additional shares of SentinelOne, Inc.'s (the “Registrant”) Class A common stock that becomes issuable under the Registrant’s 2021 Equity Incentive Plan (the “2021 Plan”) and the Registrant’s 2021 Employee Stock Purchase Plan (the “Purchase Plan”) by reason of any stock dividend, stock split, recapitalization, or other similar transaction effected without the Registrant’s receipt of consideration which results in an increase in the number of the outstanding shares of the Registrant’s Class A common stock.
(2)Represents an automatic annual increase equal to 5% of the total number of shares of the Registrant's outstanding Class A common stock and Class B common stock outstanding on January 31, 2025, which annual increase is provided for by the 2021 Plan.
(3)Estimated in accordance with Rule 457(c) and (h) of the Securities Act, solely for the purpose of calculating the registration fee for the additional shares to be reserved under the 2021 Plan, on the basis of the average of the high and low prices of the Registrant’s Class A common stock as reported on the New York Stock Exchange (the “NYSE”) on March 21, 2025.
(4)Represents an automatic annual increase equal to 1% of the total number of shares of the Registrant's outstanding Class A common stock and Class B common stock outstanding on January 31, 2025, which annual increase is provided for by the Purchase Plan.
(5)Estimated in accordance with Rule 457(c) and (h) of the Securities Act, solely for the purpose of calculating the registration fee for the additional shares to be reserved under the Purchase Plan on

Exhibit 107.1
the basis the average of the high and low prices of the Registrant’s Class A common stock as reported on the NYSE on March 21, 2025, multiplied by 85%, which is the percentage of the trading price per share applicable to purchases under the Purchase Plan.
(6)The Registrant does not have any fee offsets.